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                                                                    Exhibit 23.1







                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Zoll Medical Corporation 1992 Stock Option Plan and Non-Employee Directors' Stock Option Plan of our reports dated November 20, 1997, with respect to the consolidated financial statements of Zoll Medical Corporation included in its Annual Report and Form 10-K for the year ended September 27, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP


Boston, Massachusetts
December 3, 1998